Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$12,255,210
Unrealized Gain (Loss) on Market Value of Futures	(17,173,840)
Dividend Income	11,625
Interest Income	24,546
ETF Transaction Fees	1,050
Total Income (Loss)	$(4,881,409)

Expenses
General Partner Management Fees	$74,681
Professional Fees	15,971
Brokerage Commissions	11,587
Non-interested Directors' Fees and Expenses	665
Prepaid Insurance Expense	353
Total Expenses	103,257
Expense Waiver	(13,641)
Net Expenses	$89,616
Net Income (Loss)	$(4,971,025)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/16	$117,415,232
Withdrawals (400,000 Shares)	(6,022,469)
Net Income (Loss)	(4,971,025)

Net Asset Value End of Month	$106,421,738
Net Asset Value Per Share (7,650,000 Shares)	$13.91

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612